UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 3, 2022
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	EFSCP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Enterprise Financial Services Corp (the “Company”) held its annual meeting of shareholders on May 3, 2022 (the “2022 Annual Meeting”). The following matters were submitted to a vote at the 2022 Annual Meeting and the voting results are as follows:

1. Election of Directors: The fourteen nominees named in the Company’s proxy statement for the 2022 Annual Meeting (the “Proxy Statement”) were elected to serve a one-year term expiring in 2023 or until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael A. DeCola	25,876,838	1,357,690	3,149,200
John S. Eulich	26,273,676	960,852	3,149,200
Robert E. Guest, Jr.	25,282,393	1,952,135	3,149,200
James M. Havel	26,426,646	807,882	3,149,200
Michael R. Holmes	26,417,702	816,826	3,149,200
Peter H. Hui	27,117,273	117,255	3,149,200
Nevada A. Kent, IV	26,975,373	259,155	3,149,200
James B. Lally	26,684,435	550,093	3,149,200
Stephen P. Marsh	27,106,108	128,420	3,149,200
Daniel A. Rodrigues	27,118,429	116,099	3,149,200
Richard M. Sanborn	26,732,628	501,900	3,149,200
Anthony R. Scavuzzo	26,985,443	249,085	3,149,200
Eloise E. Schmitz	26,989,398	245,130	3,149,200
Sandra A. Van Trease	26,240,987	993,541	3,149,200

2. Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal year 2022 was ratified as follows:

Votes For	Votes Against	Abstain
29,801,529	581,506	693

3. Advisory (Non-Binding) Vote to Approve Executive Compensation. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Proxy Statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,228,845	541,891	463,792	3,149,200

No other matters were considered and voted on by the stockholders at the 2022 Annual Meeting.

Item 8.01 Other Events.

On May 4, 2022, in connection with succession planning, the Company’s Board of Directors (the “Board”) appointed current member of the Board, Michael A. DeCola, to serve as Vice Chairperson of the Company. Mr. DeCola began serving the Board in such capacity effective on his appointment. In addition, Mr. DeCola was also appointed to serve as the Chairperson of the Nominating and Governance Committee (the “Committee”), filling this position following the recent retirement of Judith Heeter, former Chairperson of the Committee and member of the Board. Mr. DeCola previously served as Chairperson of the Board's Compensation Committee. Following his appointment as Chairperson of the Committee, Michael Holmes has replaced Mr. DeCola as Chairperson of the Compensation Committee.

For additional information concerning the Board, please refer to the Company’s Proxy Statement which was filed with the Securities and Exchange Commission on March 22, 2022.

On May 4, 2022 the Board approved a new share repurchase program. Pursuant to the new share repurchase program, the Company is authorized to repurchase up to 2,000,000 shares of its common stock from time to time in the open market or through privately negotiated transactions. The amount approved for repurchase pursuant to the new share repurchase program represents approximately 5% of the Company’s issued and outstanding shares of common stock as of March 31, 2022. As a result of repurchase activity since the beginning of 2022, there are no shares available for repurchase under the Company’s previous share repurchase plan, which was authorized on April 29, 2021. A copy of the press release announcing the new share repurchase program is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number    Description

99.1        Press Release dated May 6, 2022.
104        The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	May 6, 2022	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Senior Vice President and Chief Accounting Officer